UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023
THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1500 North Mantua Street
P.O. Box 5193
Kent, OH 44240
(Address of principal executive offices) (Zip Code)
(330) 673-9511
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On June 29, 2023, The Davey Tree Expert Company (“Davey Tree” or the “Company”) entered into an Eleventh Amendment (the “Amendment”) to the Receivables Financing Agreement, dated as of May 9, 2016 (the “RFA”), by and among: (i) Davey Tree, as initial Servicer, (ii) Davey Receivables LLC, an Ohio limited liability company, special purpose entity and wholly-owned subsidiary of Davey Tree, as Borrower, and (iii) PNC Bank, National Association, as LC Bank and as Administrative Agent (“PNC”).
The Amendment extends for another year, until July 21, 2024, the scheduled termination date of the RFA, entered into by and among the parties listed above as part of an accounts receivable securitization program (the “AR Securitization Facility”), which was set to expire June 29, 2023, unless terminated earlier pursuant to the terms of the RFA.
In addition to extending the termination date for another year, the Amendment allows the Borrower, under certain circumstances, to increase the limit of its AR Securitization facility from $100 million to $150 million.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01	Other Events
On July 12, 2023, The Davey Tree Expert Company (the “Company”) and its wholly-owned subsidiary, Wolf Tree, Inc. (“Wolf Tree”) entered into a non-prosecution and settlement agreement (the “settlement agreement”) with the United States Attorney’s Office for the Southern District of Georgia (“United States Attorney”) and the United States Department of Homeland Security (“DHS”), resolving the previously disclosed investigation for potential violations of immigration and other laws by the Company and Wolf Tree.
The United States Attorney recognized that, since August 2017, both the Company and Wolf Tree have fully cooperated with the criminal and civil investigation and, in entering into the settlement agreement, the United States Attorney took into consideration the Company’s and Wolf Tree’s implementation of a significant compliance program. For additional information regarding the investigation, see “Note P. Commitments and Contingencies” to the Condensed Consolidated Financial Statements in Part I. Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2023, filed with the Securities and Exchange Commission on May 10, 2023.

The Company and Wolf Tree agreed to pay $3,984,325.44 as part of the settlement agreement, including civil penalties, forfeiture and restitution, an amount the Company and Wolf Tree had previously reserved. The United States Attorney agreed that it will not bring any criminal charges against the Company or Wolf Tree concerning the subject matter of the investigation, and released the Company and Wolf Tree from civil liability concerning certain immigration code provisions, and the DHS also agreed to release the Company and Wolf Tree from administrative liability relating to the subject matter of the investigation, all of which are subject to standard reservations of rights and certain reserved claims. The settlement agreement closes the investigation by the United States Attorney and DHS. The settlement is not an admission of liability by the Company or Wolf Tree. Providing information in this current report on Form 8-K is not an admission as to the materiality of any information herein.
The civil cases in the State Court of Chatham County in Georgia and the United States District Court for the Southern District of Georgia, Savannah Division, relating to the same subject matter, remain pending. In both civil cases, the Company and Wolf Tree have denied all liability and are vigorously defending against the actions.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description to Exhibit
10.1	Receivables Financing Agreement Amendment No. 11, dated June 29, 2023, among The Davey Tree Expert Company, Davey Receivables LLC and PNC Bank, National Association.*
104	Cover Page Interactive Data File
* Certain of the schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

This current report on Form 8-K may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). These statements relate to future events or the Company’s future financial performance. In some cases, forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “might,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “seeks,” “predicts,” “potential,” “would,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, many of which are difficult to predict and are outside of the Company’s control, that may cause the Company or the Company’s industry’s actual results, levels of activity, performance or achievements to differ materially from what is expressed or implied in these forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul, Executive Vice President, Chief Financial Officer and Assistant Secretary
Date: July 13, 2023